UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2024

Avenue Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154
(Address of Principal Executive Offices)

(781) 652-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 21, 2024, Avenue Therapeutics, Inc. (the “Company”) received formal notice from The Nasdaq Stock Market LLC that the Company has evidenced compliance with all applicable criteria for continued listing on The Nasdaq Capital Market (the “Nasdaq”), including the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). As a result, the previously disclosed listing matter has been closed.

Notwithstanding the closing of the matter, the Company was also notified that it will remain subject to a “Panel Monitor,” as that term is defined in Nasdaq Listing Rule 5815(d)(4)(B), for a period of one year, through May 21, 2025. If, during the term of the Panel Monitor, the Company does not satisfy the Equity Rule, the Company will not be provided with the opportunity to submit a compliance plan for the Listing Qualifications Staff’s review. The Company will instead be required to request a hearing before the Nasdaq Hearings Panel to address the deficiency, with such request staying any further action with respect to the Company’s listing on Nasdaq pending completion of the hearing process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: May 23, 2024
	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer